SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant |X|
     Filed by a Party other than the Registrant | |
     Check the appropriate box
     | | Preliminary Proxy Statement
     |X| Definitive Proxy Statement
     | | Definitive Additional Materials
     | | Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 AGRITOPE, INC.
                                 --------------
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement if other than Registrant)

Payment of filing fee (Check the appropriate box):
         |X| No fee required.
         | | Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                  (1) Title of each class of securities to which transaction applies:

                       ---------------------------------------------------------

                  (2) Aggregate number of securities to which transaction applies:

                       ---------------------------------------------------------

                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                       ---------------------------------------------------------

                  (4)  Proposed maximum aggregate value of transaction:

                       ---------------------------------------------------------

                  (5)  Total fee paid:

                       ---------------------------------------------------------

           | |    Fee paid previously with preliminary materials.


          | | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1)  Amount Previously Paid:

                       ---------------------------------------------------------

                  (2)  Form, Schedule or Registration Statement No.:

                       ---------------------------------------------------------

                  (3)  Filing Party:

                       ---------------------------------------------------------

                  (4)  Date Filed:

                       ---------------------------------------------------------

                                 AGRITOPE, INC.
                            8505 S.W. Creekside Place
                             Beaverton, Oregon 97008
                             -----------------------





                                                               January 26, 1998



Dear Stockholder:

         You are cordially invited to attend Agritope's 1998 annual meeting of stockholders to be held at 9 a.m. on Monday, February 23, 1998, at the Oregon Museum of Science and Industry (OMSI), 1945 S.E. Water Avenue, Portland, Oregon. Your Board of Directors and management look forward to personally greeting those present. At the meeting, you will be asked to elect two Class 1 directors to serve on the Board of Directors until Agritope's 2001 annual meeting of stockholders, and to transact such other business as may properly come before the meeting, or any adjournment thereof. Holders of Series A Preferred Stock will also be electing one director to serve until the 1999 annual meeting of stockholders.

         Your Board of Directors has approved the nominees for director named in the enclosed proxy statement and recommends that you vote FOR their election to the Board of Directors.

         Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the annual meeting in person, we urge you to mark, sign, date and mail the enclosed proxy card promptly in the accompanying postage prepaid envelope. We encourage you to attend the annual meeting and vote in person even if you have previously mailed your proxy card.

Sincerely,

/s/ Adolph J. Ferro, Ph.D

Adolph J. Ferro, Ph.D.
Chairman of the Board,
President and Chief Executive Officer

                                 AGRITOPE, INC.
                            8505 S.W. Creekside Place
                             Beaverton, Oregon 97008
                                 --------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 23, 1998
                                 --------------


To the Stockholders of Agritope, Inc.:

         The annual meeting of stockholders of Agritope, Inc., a Delaware corporation (the "Company"), will be held at 9 a.m. at the Oregon Museum of Science and Industry (OMSI), 1945 S.E. Water Avenue, Portland, Oregon 97214, on Monday, February 23, 1998, for the following purposes:

         1. Holders of Common Stock and Series A Preferred Stock will elect two Class 1 directors to serve until the 2001 annual meeting of stockholders.

         2. The holder of Series A Preferred Stock will elect one director to serve until the 1999 annual meeting of stockholders.

         3. Stockholders will consider such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

         Only holders of Common Stock and Series A Preferred Stock of record at the close of business on January 20, 1998 will be entitled to notice of, and to vote at, the annual meeting of stockholders and any adjournment or postponement thereof. Stockholders may vote in person or by proxy. A list of stockholders entitled to vote at the meeting will be available for examination by stockholders at the time and place of the meeting and, for a period of 10 days prior to the meeting, at the Company's offices at 8505 S.W. Creekside Place, Beaverton, Oregon 97008.

By Order of the Board of Directors

Gilbert N. Miller
Secretary


January 26, 1998
Beaverton, Oregon

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. RETURNING YOUR PROXY DOES NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE MEETING AND TO VOTE YOUR SHARES IN PERSON.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 AGRITOPE, INC.
                            8505 S.W. Creekside Place
                             Beaverton, Oregon 97008

                                 ---------------


                                 PROXY STATEMENT

           This proxy statement is being mailed on or about January 26, 1998 to stockholders of Agritope, Inc., a Delaware corporation (the "Company" or "Agritope"), in connection with the solicitation of proxies in the accompanying form ("Proxies") by the Company's Board of Directors (the "Board") for use at the annual meeting of stockholders to be held at 9 a.m. on February 23, 1998, at the Oregon Museum of Science and Industry (OMSI), 1945 S.E Water Avenue, Portland, Oregon 97214, and at any adjournment or postponement thereof (the "Annual Meeting"), pursuant to the accompanying Notice of Annual Meeting of Stockholders.

           On December 30, 1997, Agritope was spun off from Epitope, Inc., an Oregon corporation ("Epitope"). At that time, Agritope ceased to be a wholly owned subsidiary of Epitope and became an independent public company.

                                     PROXIES

         All valid Proxies properly executed and received by the Company prior to the Annual Meeting will be voted in accordance with the instructions specified in the Proxy. Where no instructions are given, shares will be voted FOR the election of each of the named nominees for director.

           Stockholders may revoke the authority granted by their Proxies at any time before the meeting by notice in writing delivered to the Secretary of the Company, by submitting a subsequently dated Proxy, or by attending the meeting, withdrawing the Proxy and voting in person.

           At the meeting, action will be taken on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders and described in this proxy statement. The Board knows of no other matters to be presented for action at the meeting. If any other matters do properly come before the meeting, the persons named in the Proxy will have discretionary authority to vote thereon in accordance with their best judgment.

           The cost of soliciting Proxies will be borne by the Company. In addition to solicitations by mail, certain of the Company's directors, officers and regular employees may solicit Proxies personally or by telephone, telegraph, or other means without additional compensation. The Company has retained D.F. King & Co., Inc., New York, New York, to assist in the solicitation of proxies from nominees and brokers at an estimated fee of $2,500 plus related out-of-pocket expenses. The Company also will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding Proxies and proxy material to the beneficial owners of stock held of record by such persons.

           PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED FOR THIS PURPOSE.

                                  VOTING STOCK

           January 20, 1998 is the record date for determining stockholders entitled to vote at the Annual Meeting. On the record date, the following shares of the Company's capital stock were outstanding and entitled to vote at the meeting: 4,034,480 shares of common stock, par value $.01 per share, including associated preferred stock purchase rights ("Common Stock"); and 214,285 shares of Series A Preferred Stock, par value $.01 per share ("Series A Preferred"). Neither the Common Stock nor Series A Preferred are entitled to cumulative voting in the election of directors.

           Each share of Common Stock and each share of Series A Preferred is entitled to one vote on each matter submitted to the stockholders at the Annual Meeting, except for the election of the director who is elected by the Series A Preferred. With regard to the election of Class 1 directors who will serve until the 2001 annual meeting of stockholders and all other matters that are submitted to the stockholders, the holders of Common Stock and Class A Preferred will vote together as a single class. The holder of Class A Preferred will vote separately to elect a director to serve until the 1999 annual meeting of stockholders.

           The presence in person or by Proxy of the holders of a majority of the total number of shares of Common Stock and Series A Preferred entitled to vote at the Annual Meeting will constitute a quorum.

           Abstentions will be counted in determining whether a quorum is present for the Annual Meeting, and will be counted as a vote "against" any proposal. Broker non-votes will also be counted in determining whether a quorum is present, but will not be counted either for or against the proposal at issue.


            STOCK OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth information as of January 20, 1998, regarding the beneficial ownership of the Common Stock and Series A Preferred (referred to collectively as "Capital Stock") by (a) each person who is the beneficial owner of more than 5 percent of either class of outstanding stock,
(b) each director of the Company, (c) each executive officer of the Company named in the Summary Compensation table, and (d) all executive officers and directors of the Company as a group.


                                                                                 Beneficial Ownership
                                                                   --------------------------------------------------
Name                                         Title of Class        Number (1) of Shares      Percent of Capital Stock
----                                         --------------        --------------------      ------------------------
Greenacres Enterprises, Inc.                     Common                  308,572                       7.3%
74 Aeulestrasse
9490 Vaduz
Liechtenstein

Vilmorin & Cie                             Series A Preferred          1,000,000(2)                    19.9%
71 Rue de Beaubourg
Paris 75003
France

Charles Armstrong                                Common                   908(3)                         *

Michel de Beaumont                               Common                     -                            -

Richard K. Bestwick, Ph.D.                       Common                 233(4)(5)                        *

Joseph A. Bouckaert                              Common                     -                            -

Nancy L. Buc                                     Common                     -                            -

Adolph J. Ferro, Ph.D.                           Common                   621(3)                         *

Pierre Lefebvre                                  Common                   - (6)                          -




                                       2



Gilbert N. Miller                                Common                   566(5)                         *

Roger L. Pringle                                 Common                  3,525(7)                        *

All directors  and executive  officers as        Common                  5,925(8)                        *
a group (10 persons)
---------------
*Less than 1 percent

(1)      Subject  to  community  property  laws  where  applicable,   beneficial
         ownership consists of sole voting and investment power except as otherwise indicated. Information is based on the Company's records.

(2) Includes 214,285 shares of Series A Preferred that Vilmorin & Cie ("Vilmorin") purchased in connection with a research and development collaboration between the Company and Vilmorin, plus 785,715 shares issuable pursuant to an option granted to Vilmorin that expires on January 30, 1998. Series A Preferred is initially convertible into Common Stock on a share-for-share basis, subject to adjustment on the occurrence of certain events. The Series A Preferred subject to the option has been included for purposes of calculating the percent of Capital Stock beneficially owned by Vilmorin but has been excluded for purposes of calculating the percent of Capital Stock beneficially owned by other persons. If Vilmorin elects not to exercise its option, it will own 5.3 percent of the outstanding Capital Stock.

(3) Includes the following shares of Common Stock held by the spouse of each of the following persons: Mr. Armstrong--33 shares and Dr. Ferro--200 shares.

(4) Includes 60 shares of Common Stock allocated to Dr. Bestwick's spouse under the Epitope, Inc. 401-K Profit Sharing Plan (the "Epitope 401(k) Plan").

(5) Includes the following shares of Common Stock allocated to each person's individual account under the Epitope 401(k) Plan: Dr. Bestwick--173 shares, Dr. Ferro--253 shares, Mr. Miller--233 shares, and all directors and executive officers as a group--731 shares.

(6) Mr. Lefebvre is chief executive officer of Vilmorin and may have voting power with respect to the Agritope Capital Stock of which Vilmorin is the beneficial owner. If Mr. Lefebvre is deemed to have such voting power, he would be deemed the owner of the 1 million shares of Series A Preferred beneficially owned by Vilmorin, constituting 19.9 percent of the Capital Stock, and all directors and executive officers as a group would be deemed the beneficial owners of 1,005,853 shares, constituting
         20.0 percent of the Capital Stock.

(7)      Includes 600 shares of Common Stock held by Mr. Pringle's spouse.

(8)      See footnotes (3) through (7) above.

                              ELECTION OF DIRECTORS

         The Board consists of seven directors. The Board is classified, with six directors being divided into three classes. Each two-person class is elected for a three-year term, with one class being elected each year. Class 1, Class 2 and Class 3 directors serve for terms expiring at the annual meeting of Agritope stockholders in 1998, 1999 and 2000, respectively. The seventh director on the Agritope Board is elected by holders of Series A Preferred. Under the terms of the Series A Preferred, the holders of such shares are entitled to elect one director (the "Series A director") on an annual basis so long as at least 214,285 shares of Series A Preferred are outstanding.

     Two Class 1 directors will be elected at this Annual Meeting. They will serve until the annual meeting of stockholders in 2001 or until their respective successors are elected and qualified. Management's nominees for Class 1 director are Adolph J. Ferro, Ph.D. and Gilbert N. Miller. Both of these nominees are presently members of the Board. The two nominees for Class 1 directors receiving the highest number of votes will be elected to the Board.

         Pierre Lefebvre is the nominee for the Series A director. He also is presently a member of the Board. The Series A director will hold office until the 1999 annual meeting of stockholders or until his successor is elected and qualified. At the record date, there was only one holder of Series A Preferred.

         In the absence of instructions to the contrary, shares of Common Stock and Series A Preferred represented by properly executed Proxies will be voted for the two nominees for Class 1 directors, and shares of Series A Preferred represented by properly executed Proxies will be voted for the nominee for the Series A director. All of the nominees have consented to be named and to serve if elected.

         The Company does not know of anything that would preclude any nominee from serving. However, should any nominee for any reason become unable or unwilling to serve as a director, the persons named on the enclosed Proxy will vote the shares represented by each Proxy for such substitute nominee as the Board may approve.

         There will be no stockholder nominations for director made at the Annual Meeting. Under Agritope's Bylaws, any nomination for director submitted by an Agritope stockholder was required to be received by the Secretary not later than December 15, 1997 for consideration at the Annual Meeting. When a stockholder submits a nomination for director, the stockholder also must provide information about the stockholder and the director nominee, as specified in the Bylaws. If stockholders wish to submit nominations for consideration at any subsequent annual stockholder meeting, such submissions must be received by Agritope's Secretary not less than 60 days before the anniversary of the preceding annual stockholder meeting (e.g., by December 25, 1998 for the 1999 annual stockholder meeting).

         Certain information with respect to each person nominated for election as a director at the Annual Meeting and each person whose term of office as a director will continue after the meeting is set forth below:


                  Name                                 Principal Occupation                  Age       Director Since
                  ----                                 --------------------                  ---       --------------
CLASS 1 NOMINEES--TERMS EXPIRE IN 1998:
Adolph J. Ferro, Ph.D.                     Chairman of the Board, President and Chief        55             1990
                                           Executive Officer of the Company

Gilbert N. Miller                          Executive Vice President, Chief Financial         56             1997
                                           Officer and Secretary of the Company

SERIES A NOMINEE--TERM EXPIRES IN 1999:
Pierre Lefebvre(1)                         Chief Executive Officer of Vilmorin & Cie,        46             1997
                                           and Deputy Chief Executive Officer of
                                           Groupe Limagrain Holding, Chappes, France

CLASS 2 DIRECTORS--TERMS EXPIRE IN 1999:
W. Charles Armstrong                       Private Investor                                  53             1997

Roger L. Pringle                           President of The Pringle Company, a               57             1997
                                           management consulting firm, Portland, Oregon


                                       4



CLASS 3 DIRECTORS--TERMS EXPIRE IN 2000:

Michel de Beaumont                         Co-founder and director of American               55             1997
                                           Equities Overseas (UK) Ltd., London, England

Nancy L. Buc                               Partner in Law Firm of Buc & Beardsley,           53             1997
                                           Washington, D.C.

(1) Mr. Lefebvre was initially elected in December 1997 at the request of the holders of the Series A Preferred Stock issued in connection with a research and development agreement entered into between the Company and Vilmorin.

NOMINEES FOR CLASS 1 DIRECTORS--TERMS EXPIRE IN 2001

           Adolph J. Ferro, Ph.D., has been President and Chief Executive Officer of Agritope since 1988, and a director since 1989. He was named Chairman of the Board of Agritope in October 1997. He was President and Chief Executive Officer of Epitope from 1990 through May 1997. Dr. Ferro was Senior Vice President of Epitope from 1988 until 1990. From 1987 until 1988, he was Epitope's Vice President of Research and Development. He was a cofounder of Agricultural Genetic Systems, Inc., which Epitope acquired and renamed Agritope in 1987. Prior to joining OSU"). From 1981 to 1986, he was an Associate Professor at OSU, and from 1978 to 1981, he was an Assistant Professor at OSU. From 1975 to 1978, he was Assistant Professor at the University of Illinois at Chicago in the Department of Biological Sciences. Dr. Ferro received a B.A. degree from the University of Washington in 1965, an M.S. degree in biology from Western Washington University in 1970, and a Ph.D. in bacteriology and public health from Washington State University in 1973.

           Gilbert N. Miller has been Chief Financial Officer of the Company since 1991. He was also Senior Vice President of Agritope from 1992 until February 1996, when he became Executive Vice President. He has been a director of the Company since August 1997. He served as Epitope's Executive Vice President and Chief Financial Officer from 1989 to December 1997 and as its Treasurer from 1991 to December 1997. From 1987 to 1989, he was Executive Vice President, Finance and Administration, of Northwest Marine Iron Works, a privately held ship repair contractor located in Portland, Oregon. From 1986 to 1987, he was Vice President/Controller of the Manufacturing Group of Morgan Products, Ltd., a manufacturer and distributor of specialty building products based in Oshkosh, Wisconsin. He also held the position of Senior Vice President/Finance of Nicolai Company, a Portland wood door manufacturing concern, which became a wholly owned subsidiary of Morgan Products Ltd., in 1986. Mr. Miller received a B.S. degree from Oregon State University and a Master of Business Administration degree from University of Oregon. He is a certified public accountant.

NOMINEE FOR SERIES A DIRECTOR--TERM EXPIRES 1999

           Pierre Lefebvre was elected a director of the Company in December 1997. He has served as Deputy Chief Executive Officer of Groupe Limagrain
Holding and as chief executive officer of Vilmorin, a subsidiary of Groupe Limagrain Holding, since 1990. He presently leads both Vilmorin and the Groupe Limagrain Bio-Health Division. Prior to 1990, Mr. Lefebvre served as chief executive officer at Harris Moran Seed Company (formerly Ferry-Morse Seed Company), a California-based subsidiary of Limagrain, specializing in vegetable and flower seeds, and as controller at Tezier, another subsidiary of Limagrain. Mr. Lefebvre is a 1975 graduate of Groupe ESSEC School of Management, a French business school.

CONTINUING DIRECTORS--TERMS EXPIRE IN 1999

           W. Charles Armstrong has been a director of Agritope since August 1997. He has also been a director of Epitope since 1989 and a director of Pacificorp, a public utility holding company, since 1996. He served as President and Chief Executive Officer of Epitope from May 1997 to October 1997. He was Chairman and Chief Executive Officer of Bank of America Oregon from September 1992 until September 1996. From April to September 1992, he was Chairman and

Chief Executive Officer of Bank of America Idaho. Mr. Armstrong served as President and Chief Operating Officer of Honolulu Federal Savings Bank from February 1989 to April 1992. Prior to February 1989, he was President and Chief Executive Officer of West One Bank, Oregon.

           Roger L. Pringle has been a director of Agritope since 1990. He has been a director of Epitope since 1989, and Chairman of the Board of Epitope since 1990. He is President of The Pringle Company, a management consulting firm in Portland, Oregon, which he founded in 1975.

CONTINUING DIRECTORS--TERMS EXPIRE IN 2000

           Michel de Beaumont was elected a director of the Company in September 1997. Since 1981, Mr. de Beaumont has served as a co-founder and director of American Equities Overseas (UK) Ltd. of London, England, a wholly owned subsidiary of American Equities Overseas, Inc. ("American Equities"), a private securities brokerage and corporate finance firm. Mr. de Beaumont was Vice President in the London office of American Securities Corp. from 1978 to 1981. He also served as Vice President, Institutional Sales in the London office of Smith Barney Harris Upham, Inc. from 1975 to 1978 and as a Vice President at Oppenheimer & Co. Mr. de Beaumont graduated from the University of Poitiers and Paris with degrees in Advanced Math, Physics and Chemistry and has earned a degree in business administration from the University of Paris.

           Nancy L. Buc was elected a director of the Company in September 1997. She has been a partner in the law firm of Buc & Beardsley in Washington, D.C. since 1994. Ms. Buc was a partner at Weil, Gotshal & Manges from 1981 to 1994 and from 1977 to 1980. Ms. Buc served as General Counsel for the Food and Drug Administration from 1980 to 1981. During an earlier period of government service (1969 to 1972), she served successively as Attorney-Advisor to the Chairman of the Federal Trade Commission and Assistant Director of that agency's Bureau of Consumer Protection. She is a Director of the Virginia Law School Foundation and the Women's Legal Defense Fund. Ms. Buc is a graduate of Brown University and the University of Virginia School of Law. Ms. Buc holds an honorary Doctor of Laws from Brown and is a fellow emerita of the Brown Corporation, that university's governing board.

DIRECTOR MEETINGS

           The Board plans to meet at least quarterly during fiscal year 1998. The Company was a wholly-owned subsidiary of Epitope during the 1997 fiscal year, and the Board did not meet regularly then.

COMMITTEES OF THE BOARD

           In October 1997, the Board established the following standing committees: Executive Committee, Audit Committee, Compensation Committee and Nominating Committee. Pursuant to Agritope's Bylaws, the Board may also establish other committees from time to time in its discretion.

           The Executive Committee consists of at least two directors and may exercise all the authority and powers of the Board in the management of the business and affairs of Agritope, except those reserved to the Agritope Board by the Delaware General Corporation Law. Mr. Pringle (chair), Dr. Ferro and Mr. Miller are the current members of the Executive Committee.

           The Audit Committee consists of at least two outside directors and, among other things, recommends the appointment of independent public accountants, reviews the scope of the annual audit and the engagement letter, reviews the independence of the independent accountants and reviews the findings and recommendations of the independent accountants and management's response. The Audit Committee also reviews the internal audit and control functions of Agritope and makes recommendations for changes in accounting systems, if warranted. Mr. Armstrong (chair), Ms. Buc and Mr. Pringle are the current members of the Audit Committee.

           The Compensation Committee also consists of at least two outside directors and determines compensation for the officers of Agritope, administers stock-based compensation plans and other performance-based compensation plans adopted by Agritope, and considers matters of director compensation and benefits. Ms. Buc (chair) and Mr. Armstrong are the current members of the Compensation Committee.

           The Nominating Committee, which consists of at least two directors, selects and recommends candidates to serve on the Board, whose names will be submitted for election at Agritope's annual stockholder meetings. The Nominating Committee also reviews and makes recommendations to the Board concerning the composition and size of the Board and its committees. Mr. de Beaumont (chair), Ms. Buc, Dr. Ferro and Mr. Miller are the current members of the Nominating Committee.

                               EXECUTIVE OFFICERS

           The table below presents the names, ages and positions of Agritope's executive officers and directors as of January 20, 1998.

Name                                                           Age                Position
----                                                           ---                --------
Adolph J. Ferro, Ph.D.                                         55                 Chairman of the Board, President,
                                                                                  Chief Executive Officer and Class 1
                                                                                  Director

Gilbert N. Miller                                              56                 Executive Vice President, Chief
                                                                                  Financial Officer, Secretary and
                                                                                  Class 1 Director

Richard K. Bestwick, Ph.D.                                     43                 Senior Vice  President--Research  and
                                                                                  Development

Matthew G. Kramer                                              40                 Vice President--Product Development

Joseph A. Bouckaert                                            57                 President and Chief Executive
                                                                                  Officer--Vinifera, Inc.

         For biographical summaries of Dr. Ferro and Mr. Miller, see "Election Of Directors."

         Richard K. Bestwick, Ph.D., has been a Senior Vice President of Agritope since 1992. He became Chief Operating Officer--Research and Development in October 1996 and was named Senior Vice President--Research and Development in October 1997. He was employed by Epitope from 1987 to 1992. Prior to joining Epitope, he was a Research Assistant Professor in the Department of Biochemistry at the Oregon Health Sciences University, where he also completed his postdoctoral training. Dr. Bestwick received a Ph.D. in Biochemistry and Biophysics from Oregon State University and a B.S. degree from Evergreen State College.

         Matthew G. Kramer joined Agritope in 1994 as Vice President--Product Development. From 1987 to 1994, he was Director of Production and Product Development for Calgene Fresh, Inc., where he was involved in development and commercialization of the FLAVR SAVR(TM) tomato. Mr. Kramer received an M.S. degree in Agronomy and a B.S. degree at Montana State University.

         Joseph A. Bouckaert joined Vinifera, Inc. ("Vinifera") as its President and Chief Executive Officer when Vinifera began operations in 1993. From 1988 to 1991, he was Vice Chairman of DNA Plant Technology Corporation, a publicly held agricultural biotechnology company with offices in Cinnaminson, New Jersey, and Oakland, California. He also was a co-founder and member of the board of directors of Florigene, B.V., an agricultural biotechnology company focused on the flower business and located in The Netherlands. From 1985 to 1988, he served as President and Chief Executive Officer of Advanced Genetic Sciences Inc., a publicly held biotechnology company located in Oakland, California. In 1982, Mr. Bouckaert co-founded Plant Genetic Systems, N.V., a privately held agricultural biotechnology company located in Brussels, Belgium, and served as its first Managing Director from 1982 through 1986. Mr. Bouckaert received a Juris Doctor degree from the University of Leuven in Belgium and postgraduate degrees in Business Administration from the University of Ghent in Belgium, and the University of Kentucky in Lexington, Kentucky.

                             EXECUTIVE COMPENSATION

         The following table summarizes the compensation for the last three fiscal years of the Chief Executive Officer and the three other executive officers of Agritope whose salary and bonus exceeded $100,000 during the 1997 fiscal year. Information set forth in the table reflects compensation paid for services rendered for Epitope and/or Agritope.

SUMMARY COMPENSATION TABLE
                                                                                        Long-Term
                                                                                        Compensation
                                                                                        Awards

                                                       Annual Compensation              Securities        All Other
                                                                                        Underlying        Compen-
  Name and Principal Position        Year             Salary             Bonus          Options (1)       sation(2)
  ---------------------------        ----             ------             -----          -----------       ---------
  Adolph J. Ferro, Ph.D.            1997             $ 240,000           $    -                            $ 4,000
  Chairman of the Board,            1996               214,183           50,000                 -            4,237
  President and Chief Executive     1995               200,769          113,245                              5,390
  Officer (3)

  Gilbert N. Miller                 1997               165,000                -                 -            4,125
  Executive Vice President          1996               128,510           33,075                 -            3,206
  and Chief Financial Officer       1995               130,962                -                              5,021

  Richard K. Bestwick, Ph.D.        1997               150,000                -                 -            3,750
  Senior Vice President--           1996                91,385           20,160                 -            2,280
  Research and Development (4)

  Joseph A. Bouckaert               1997               160,000                -                 -            4,000
  President and Chief Executive     1996               160,000           33,600                 -                -
  Officer--Vinifera, Inc. (5)       1995               115,592           40,000                 -                -

(1) Represents the number of shares of Agritope Common Stock for which options were awarded. Excludes options for Common Stock of Epitope ("Epitope Stock") received under the Epitope Stock Award Plan as follows: Dr. Ferro--options for 74,000 shares in 1995; Mr. Miller-- options for 34,000 shares in 1995; and Mr. Bouckaert--options for 50,000 shares in 1996.

(2) Represents amounts contributed to Epitope's 401(k) Plan as employer matching contributions in the form of Epitope Stock.

(3) The information in the above table does not include approximately $440,000 payable by Epitope to Dr. Ferro, pursuant to his employment agreement with Epitope, in connection with the termination of Dr. Ferro's position as President and Chief Executive Officer of Epitope in May 1997.

(4)      Dr. Bestwick was not an executive officer of Agritope during fiscal
         1995.

(5) Information for Mr. Bouckaert for 1996 and 1995 includes compensation paid for periods during which Vinifera was not a subsidiary of Agritope.

  GRANTS OF OPTIONS TO PURCHASE COMMON STOCK

         No options to purchase Agritope Common Stock were granted to officers named in the "Summary Compensation Table" during the fiscal year ended September 30, 1997.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND OUTSTANDING OPTIONS FOR COMMON STOCK

         None of the officers named in the "Summary Compensation Table" exercised options to purchase Agritope Common Stock during the fiscal year ended September 30, 1997, and none of such officers held any options exercisable for Agritope Common Stock at September 30, 1997.

  EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS

         Pursuant to written employment agreements with Agritope, each of the executive officers named in the Summary Compensation Table above is entitled to receive one year of salary in the event of termination without cause (two years in the case of Dr. Ferro and Mr. Miller) or two years of salary (three years in the case of Dr. Ferro and Mr. Miller) if terminated without cause within 12 months following a change in control of Agritope (within the meaning of the Securities Exchange Act of 1934 (the "Exchange Act")) or sale of substantially all the assets of Agritope, except that Mr. Bouckaert's agreement does not include a change-in-control provision. The agreements in each case prohibit the officer from competing with Agritope for one year unless the officer elects to waive the right to amounts otherwise payable. Mr. Bouckaert's agreement prohibits him from competing with Vinifera for three years after termination. The agreements do not expire by their terms, except that Mr. Bouckaert's agreement terminates on May 31, 2000. The other agreements are terminable by Agritope on 30 days' notice with cause or, subject to payment of the salary amounts described above, on 90 days' notice without cause, and may be terminated by the executive officer on 90 days' notice.

  COMPENSATION OF DIRECTORS

           Nonemployee directors of Agritope are reimbursed for out-of-pocket expenses in connection with attending Board and committee meetings. Each nonemployee director, other than Mr. Lefebvre, was granted an option for 25,000 shares of Common Stock upon his or her initial election or appointment to the Board, plus an additional option for 5,000 shares of Common Stock for his or her initial year of service. Mr. Lefebvre is prohibited from receiving options by policy of his employer. On December 1 of each subsequent year on which each nonemployee director, other than Mr. Lefebvre, serves on the Board, the director will receive an additional option for 5,000 shares of Common Stock. The options will be nonqualified stock options with an exercise price equal to 75 percent of the price of Common Stock on the date of grant, with the discount being no more than $2 per share. The options vest ratably over four years and have an indefinite term. Directors are also eligible to receive other options under Agritope's 1997 Stock Award Plan (the "Award Plan").

  RECENT OPTION GRANTS

  New Options") to purchase a total of 1,305,164 shares of Common Stock were granted to officers, employees and nonemployee directors of Agritope under the Award Plan. New Options granted to executive officers and nonemployee directors have an exercise price of $5.25 per share, representing 75 percent of the fair market value of Common Stock on the date of grant. New Options granted to other employees have an exercise price of $7 per share, representing the fair market value of Common Stock on the date of grant. Each New Option becomes exercisable as to 25 percent of the shares covered by such option on each of the first four anniversaries of the date of grant.

           The following table shows the New Options that have been granted under the Award Plan:

                                NEW PLAN BENEFITS
                      AGRITOPE, INC. 1997 STOCK AWARD PLAN

                                                                 Number of
   Name and Position                                             New Options
   -----------------                                             -----------

   Adolph J. Ferro, Ph.D.                                            407,529
     Chairman of the Board, President and Chief
     Executive Officer

   Gilbert N. Miller                                                 211,593
     Executive Vice President and Chief Financial Officer

   Richard K. Bestwick, Ph.D.                                        143,900
     Senior Vice President--Research and Development

   Joseph A. Bouckaert                                               102,071
     President and Chief Executive Officer--Vinifera, Inc.

   Matthew G. Kramer,
     Vice President--Product Development                             102,071

   All executive officers as a group                                 967,164
   All nonemployee directors as a group                              120,000
   All employees as a group, excluding executive officers            218,000

                      REPORT OF THE COMPENSATION COMMITTEE

         The following report of the Compensation Committee of the Board shall not be deemed to be incorporated by reference into any filing by the Company under either the Securities Act of 1933 (the "Securities Act") or the Exchange Act that incorporates other Securities Act or Exchange Act filings in whole or in part by reference.

GENERAL

         The Compensation Committee is composed of two independent non-employee directors. It is responsible for establishing and administering the Company's policies that govern executive compensation and benefit practices. The Committee evaluates the performance of the executive officers, determines the amount of compensation for all executive officers, including awards under the 1997 Stock Award Plan (the "Award Plan"). The Committee was formed in November 1997 in preparation for the December 1997 spin-off of the Company as an independent public company.

COMPENSATION PHILOSOPHY

         The Company's executive compensation programs are designed to align the interests of executive officers with the long-term interests of the stockholders, to motivate executive officers to achieve the strategic business goals of the Company and to recognize individual contributions. The programs are also designed to attract and retain qualified executive officers by providing compensation opportunities that are competitive with those offered by other national biotechnology companies similar in size to the Company. Components of executive compensation, all of which are linked to individual performance, may include base salary, cash bonuses, stock option grants and other benefits.

BASE SALARY

         At least annually, the Committee will set salaries for executive officers. The Committee also intends to review all aspects of the executive compensation package every two or three years to ensure that it is competitive to the market. Prior to December 1997, compensation levels of executive officers of the Company were set by its parent company, Epitope. On December 1, 1997, the Committee established base salaries and made initial grants of stock options. In determining such compensation levels and grants, the Committee sought advice from an outside consultant and considered compensation data from other nat ional biotechnology companies similar in size to the Company. The Committee concluded that proposed salaries for each executive officer were below market, in part because the Company has not yet adopted an annual cash bonus plan. The Committee intends to consider development of such a plan in the future.

STOCK OPTION GRANTS

         As previously noted, an important goal of the Company's compensation program is to align the interests of the executive officers and other key employees with the long-term interests of the Company's stockholders. To achieve this goal, the Board adopted the Award Plan, pursuant to which the Company may grant stock-based awards to directors, officers and employees of, and consultants and advisors to, the Company. The Committee made individual option grants to executive officers in December 1997, based on each executive's duties and the levels of option grants for executives with comparable positions at other biotechnology companies, as summarized in the consultant's report described above.

OTHER COMPENSATION VEHICLES

         The Company has adopted a 401(k) Profit Sharing Plan (the "401(k) Plan"), which allows participants to defer compensation pursuant to Section 401(k) of the Internal Revenue Code (the "Code"). The Company has also adopted an Employee Stock Ownership Plan (the "ESOP") under Section 4975(e)(7) of the Code, designed to invest primarily in Agritope Common Stock. All employees of the Company, including executives, are eligible to participate in the 401(k) Plan and the ESOP if certain qualifications are met. In addition to amounts that participants may elect to contribute to the 401(k) Plan, the Company intends to make matching contributions to the 401(k) Plan in Agritope Common Stock, which will be allocated to all participants. The employer's profit sharing contribution to the ESOP, if any, may be made annually either in Agritope Common Stock or in cash. Contributions to the ESOP will be allocated to employees in proportion to their compensation. Payments of benefits accrued for 401(k) Plan and ESOP participants will be made upon retirement or upon termination of employment prior to retirement if certain conditions have been met by the employee prior to termination.

Members of the Compensation Committee:

         Nancy L. Buc, Chair
         W.    Charles Armstrong

                              CERTAIN TRANSACTIONS

         On November 11, 1996, the Company amended an agreement pursuant to which it had acquired its patented ethylene control technology in 1987. Dr. Ferro, a co-inventor of the technology, relinquished all rights to future payments under the agreement in exchange for a one-time cash payment of $590,000. The amount is included in the Company's consolidated balance sheet under the caption "Patents and proprietary technology (net)" and is being amortized over 15 years, the remaining life of the related patent.

         In September 1997, American Equities was engaged by the Company to act as placement agent in connection with the sale of Common Stock to certain European investors pursuant to Regulation S under the Securities Act and the sale of Series A Preferred to Vilmorin (collectively, the "Regulation S Sales"). Michel de Beaumont is a co-founder and director of American Equities. Mr. de Beaumont was elected to serve as a director of the Company in September 1997. American Equities received commissions equal to 5 percent of the gross proceeds of the Regulation S Sales. In addition, American Equities and its designees received warrants to purchase an aggregate of 500,000 shares of Common Stock at a price of $7 per share in consideration for its services as placement agent.

         Pierre Lefebvre, a director of the Company, is chief executive officer of Vilmorin. Vilmorin has entered into a research and development agreement with Agritope, under which Vilmorin will fund certain research and development projects of the Company and receive certain rights in resulting technology. Vilmorin has purchased 214,285 shares of Series A Preferred for $7 per share, and has an option to purchase up to an additional 785,715 shares of Series A

  Preferred at that price. Holders of Series A Preferred have the right to elect one director to the Company's Board so long as at least 214,285 shares of Series A Preferred remain outstanding. See "Election of Directors."



                                  ANNUAL REPORT

         The Company's Annual Report to Stockholders for the fiscal year ended September 30, 1997 accompanies this proxy statement.

                             INDEPENDENT ACCOUNTANTS

         Price Waterhouse LLP, independent public accountants, examined the financial statements of the Company for fiscal 1997. The Company expects representatives of Price Waterhouse LLP to be present at the Annual Meeting and to be available to respond to appropriate questions from stockholders. The accountants will have the opportunity to make a statement at the meeting if they desire to do so.

         The Company is considering proposals from Price Waterhouse LLP and another firm of independent public accountants to examine the financial statements of the Company for fiscal 1998. The audit committee of the Board will determine which firm the Company will retain for fiscal 1998.

                              STOCKHOLDER PROPOSALS

         Stockholders of the Company may submit proposals for inclusion in the proxy materials for the Company's 1999 annual meeting of stockholders. Any such proposal must meet the stockholder eligibility and other requirements imposed by the rules of the Securities and Exchange Commission and must be received by the Company not later than September 28, 1998. The Company's address after March 15, 1998 will be 16160 S.W. Upper Boones Ferry Road, Portland, Oregon 97224, Attention: Secretary.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             Gilbert N. Miller
                                             Secretary


January 26, 1998

PROXY

                                 AGRITOPE, INC.

                       1998 ANNUAL MEETING OF STOCKHOLDERS
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                  COMMON STOCK

         The undersigned hereby appoints Adolph J. Ferro and Gilbert N. Miller, and each of them, proxies with full power of substitution, to represent and to vote, as specified on this Proxy, all shares which the undersigned is entitled to vote at the 1998 annual meeting of stockholders of Agritope, Inc. to be held on Monday, February 23, 1998, and any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present. Either or both of the proxies may exercise all powers granted hereby.

         IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE. In addition, the proxies may vote in their discretion as to such other matters as may properly come before the meeting.

          PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY.
                  (Continued and to be signed on reverse side.)


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE



                                 AGRITOPE, INC.

                       1998 ANNUAL MEETING OF STOCKHOLDERS
                            MONDAY, FEBRUARY 23, 1998

ELECTION OF DIRECTORS:
                                                 FOR                   WITHHOLD
Class 1 nominees (term expiring 2001)            /_/                     /_/
         Adolph J. Ferro, Ph.D.
         Gilbert N. Miller

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME ABOVE. TO WITHHOLD AUTHORITY TO VOTE FOR BOTH NOMINEES, MARK WITHHOLD.)










Signature(s) _____________________________________      Dated: ___________, 1998
(Please date and sign exactly as your name appears on this Proxy. If more than one name appears, all should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE



                                 AGRITOPE, INC.

                       1998 ANNUAL MEETING OF STOCKHOLDERS
                            MONDAY, FEBRUARY 23, 1998

  PLEASE SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

PROXY

                                 AGRITOPE, INC.

                       1998 ANNUAL MEETING OF STOCKHOLDERS
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            SERIES A PREFERRED STOCK

         The undersigned hereby appoints Adolph J. Ferro and Gilbert N. Miller, and each of them, proxies with full power of substitution, to represent and to vote, as specified on this Proxy, all shares which the undersigned is entitled to vote at the 1998 annual meeting of stockholders of Agritope, Inc. to be held on Monday, February 23, 1998, and any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present. Either or both of the proxies may exercise all powers granted hereby.

ELECTION OF DIRECTORS:
                                                  FOR                  WITHHOLD
Class 1 nominees (term expiring 2001)             /_/                    /_/
         Adolph J. Ferro, Ph.D.
         Gilbert N. Miller
Series A nominee (term expiring 1998)
         Pierre Lefebvre

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME ABOVE. TO WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES, MARK WITHHOLD.)


         IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE. In addition, the proxies may vote in their discretion as to such other matters as may properly come before the meeting.


Signature(s)_____________________________________       Dated: ___________, 1998
(Please date and sign exactly as your name appears on this Proxy. If more than one name appears, all should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.)




  PLEASE SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.